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                                                                    Exhibit 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of V.I. Technologies, Inc. of our report dated May 1, 1998, except as to the information in Note 3 for which the date is July 15, 1998, relating to the financial statements of Pentose Pharmaceuticals Inc. for the years ended December 31, 1997 and 1996, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 8, 1999